                                                                    EXHIBIT 99.1

[GOODYEAR LOGO]                                                     NEWS RELEASE

    CORPORATE HEADQUARTERS: 1144 EAST MARKET STREET, AKRON, OHIO 44316-0001
                    MEDIA WEBSITE: WWW.GOODYEARNEWSROOM.COM
--------------------------------------------------------------------------------

                     MEDIA CONTACT:   KEITH PRICE
                                      330-796-1863
                                      KPRICE@GOODYEAR.COM
                     ANALYST CONTACT: BARB GOULD
                                      330-796-8576
                                      GOODYEAR.INVESTOR.RELATIONS @GOODYEAR. COM

                                      FOR IMMEDIATE RELEASE

#22630fi.203

                          GOODYEAR ELIMINATES DIVIDEND

         AKRON, Ohio, February 4, 2003 - The Board of Directors of The Goodyear Tire & Rubber Company today approved the elimination of the company's quarterly dividend.

         The dividend decision represents an expected annualized cash flow benefit of approximately $84 million, compared to the previous 12 cents per share dividend rate.

         "The elimination of the dividend is an important step in a series of actions the company is taking to improve its financial flexibility in light of recent disappointing results and challenging economic conditions," said Robert
J. Keegan, president and chief executive officer. "This action follows recent actions that we have taken to improve our cost structure and strengthen our balance sheet."

         Goodyear is the world's largest tire company. The company manufactures tires, engineered rubber products and chemicals in more than 90 facilities in 28 countries. It has marketing operations in almost every country around the world. Goodyear employs about 92,000 people worldwide.

         Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various economic, financial and industry factors including without limitation the company's ability to implement its cost-cutting plans and achieve its sales targets. Additional factors that may cause actual results to differ materially from those indicated by such forward looking statements are discussed in the company's Form 10-K for the year ended Dec. 31, 2001 and Form 10-Q for the quarter ended Sept. 30, 2002, which are on file with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.